Exhibit 10.35

STAFFING 360 SOLUTIONS, INC.

2014 Equity Incentive Plan

Adopted on January 28, 2014, as amended on July 30, 2014

1.            Purposes.

(a)          Eligible Recipients. The persons eligible to receive awards hereunder are the Employees, Directors and Consultants of the Company and its Affiliates.

(b)          Available Awards. The purpose of the Plan is to provide a means by which eligible recipients of Option Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Options.

(c)          General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Option Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.            Definitions. The following capitalized terms have the following meanings. Other capitalized terms are defined elsewhere herein.

(a)          “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) any person or entity in which the Company has a significant interest as determined by the Board in its discretion. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b)          “Board” means the Board of Directors of the Company. If a Committee has been appointed to administer this Plan, references herein to the term “Board” shall apply to such Committee to the extent such Committee has been delegated authority over the applicable subject matter.

(c)          “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City, New York are authorized or obligated by federal law or executive order to be closed.

(d)          “Cause” shall mean, in the case of a particular Option Award, unless the applicable Option Agreement states otherwise: (i) if the Participant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of “cause”, the definition contained therein; or (ii) if no such agreement exists, or if such agreement does not define “cause”: (a) conviction of, or plea of guilty or no contest to, any felony or any crime involving moral turpitude or dishonesty or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (b) participation in a fraud, misappropriation, or embezzlement of Company and/or its Affiliate funds or property or act of dishonesty against the Company and/or its Affiliate; (c) material violation of any rule, regulation, policy or plan for the conduct of (as the case may be) any director, officer, employee, member, manager, consultant or service provider of or to the Company or its Affiliates or its or their business (which, if curable, is not cured within 5 Business Days after notice thereof is provided to the Participant); (d) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates; (e) gross negligence or willful misconduct with respect to the Company or an Affiliate; or (f) material violation of U.S. state, federal or other applicable (including non-U.S.) securities laws.

(e)          “Change in Control” shall, in the case of a particular Option Award, unless the applicable Option Agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

(i)          An acquisition (whether directly from the Company or otherwise) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company’s then outstanding Voting Securities.

(ii)         The individuals who constitute the members of the full Board of Directors of the Company cease, by reason of a merger, combination, acquisition, takeover or other non-ordinary course transaction affecting the Company, to constitute at least fifty-one percent (51%) of the members of the full Board of Directors of the Company; or

(iii)        Approval by the full Board of Directors of the Company and, if required, stockholders of the Company of, or execution by the Company of any definitive agreement with respect to, or the consummation of (it being understood that the mere execution of a term sheet, memorandum of understanding or other non-binding document shall not constitute a Change of Control):

(A)         A merger, consolidation or reorganization involving the Company, where either or both of the events described in clauses (i) or (ii) above would be the result; or

(B)         An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a subsidiary of the Company).

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(f)          “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Any reference to a section of the Code shall be deemed to include any regulations promulgated thereunder.

(g)          “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c) to administer this Plan.

(h)          “Common Stock” means the common stock, par value $0.00001 per share, of the Company.

(i)          “Company” means Staffing 360 Solutions, Inc. a Nevada corporation, and any successor thereto.

(j)          “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services.

(k)          “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave, relocation or any other personal or family leave of absence.

(l)          “Covered Employee” means the chief executive officer and the other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(m)          “Director” means a member of the Board.

(n)          “Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment. The determination of whether an individual has a Disability shall be determined under procedures established by the Board. The Board may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

(o)          “Employee” means any person, including an Officer or Director, employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

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(p)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)          “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows: unless otherwise provided by the Board in accordance with all applicable laws, rules regulations and standards, means, on a given date, (i) if the Common Stock (A) is listed on a national securities exchange or (B) is not listed on a national securities exchange, but is quoted by the OTC Markets Group, Inc. (www.otcmarkets.com) or any successor or alternative recognized over-the-counter market or another inter-dealer quotation system, on a last sale basis, the average selling price of the Common Stock reported on such national securities exchange or other inter-dealer quotation system, determined as the arithmetic mean of such selling prices over the twenty (20)-Business Day period preceding the date of grant, weighted based on the volume of trading of such Common Stock on each trading day during such period; or (ii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Board in good faith to be the fair market value of the Common Stock.

(r)          “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its Affiliates, does not receive compensation (directly or indirectly) from the Company or its Affiliates for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(s)          “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(t)          “Option” means an option granted pursuant to the Plan or any Sub Plan.

(u)          “Option Award” means an award of any Option granted under the Plan or any Sub Plan.

(v)         “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option Award. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(w)          “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

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(x)          “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(y)          “Parent” means any corporation (other than the Company) in an unbroken chain of corporations or other entities ending with the Company, if each of the corporations or other entities (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation or other entity that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(z)          “Participant” means a person to whom an Option Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option Award.

(aa)         “Plan” means this Staffing 360 Solutions, Inc. 2014 Equity Incentive Plan.

(bb)         “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(cc)         “Securities Act” means the Securities Act of 1933, as amended.

(dd)         “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations or other entities beginning with the Company, if each of the corporations or other entities other than the last corporation or entity in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations or entities in such chain. A corporation or other entity that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(ee)         “Sub Plan” means any sub plan subject to the terms of the Plan.

3.            Administration.

(a)          Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c). Any interpretation of the Plan by the Board and any decision by the Board under the Plan shall be final and binding on all persons.

(b)          Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

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(i)          to determine from time to time which of the persons eligible under the Plan shall be granted Option Awards; when and how each Option Award shall be granted; what type or combination of types of Option Award shall be granted; the provisions and terms of each Option Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to an Option Award; the number of shares of Common Stock with respect to which an Option Award shall be granted to each such person; and to prescribe the terms and conditions of each Option Award, including, without limitation, the exercise price and medium of payment (including Options exercisable via “cashless exercise”) and vesting provisions, and to specify the provisions of the Option Award relating to such grant;

(ii)         to construe and interpret (i) the Plan and apply its provisions and (ii) Option Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(iii)        to promulgate, amend and rescind rules and regulations relating to the administration of the Plan or an Option Award;

(iv)        to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(v)         to delegate its authority to one or more Officers of the Company with respect to Option Awards that do not involve covered employees or “insiders” within the meaning of Section 16 of the Exchange Act;

(vi)        to amend any outstanding Option Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Option Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Option Award or creates or increases a Participant’s federal income tax liability with respect to an Option Award, such amendment shall also be subject to the Participant’s consent;

(vii)       to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to employees under the Company’s employment policies;

(viii)      to make decisions with respect to outstanding Option Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(ix)         to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan; and

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(x)          generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c)          Delegation to Committee.

(i)          General. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in, the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable

(ii)         Committee Composition when Common Stock is Publicly Traded. Unless otherwise determined by the Board not to comply with the exemption requirements of rule 16b-3 and/or Section 162(m) of the Code, a Committee shall consist solely of two (2) or more directors that qualify as both, an Outside Director in accordance with Section 162(m) of the Code, and a Non-Employee Director in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Option Awards to eligible persons who are either (a) not then covered employees and are not expected to be covered employees at the time of recognition of income resulting from such Option Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Option Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Option Award is not validly granted under the Plan in the event Option Awards are granted under the Plan by a Committee that does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors.

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4.            Shares Subject to the Plan.

(a)          Share Reserve. Subject to the provisions of Section 10 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Option Awards shall not exceed in the aggregate of 2,500,000 shares of Common Stock. During the terms of the Option Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

(b)          Reversion of Shares to the Share Reserve. If any Option Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Option Award shall revert to the Plan and again become available for issuance under the Plan. Notwithstanding anything to the contrary contained herein, shares subject to an Option Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) shares covered by any other Option Awards that were not issued upon the settlement of the Award.

(c)          Source of Shares. The shares of Common Stock subject to the Plan may be, in whole or in part, authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

(d)          Subject to adjustment in accordance with Section 10, no Participant shall exercise, during any one (1) calendar year period, incentive Options to purchase Common Stock with respect to more than $100,000, which such value shall be measured by the Options’ fair market value on the date of grant. Any portion of an incentive Option exercised during any one (1) calendar year that exceeds the $100,000 threshold shall be treated as non-qualified stock options.

(e)          Any shares of Common Stock subject to an Option Award that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan.

5.            Eligibility.

(a)          Eligibility for Specific Option Awards. Options may be granted to Employees, Directors and senior management of the Company.

(b)          Consultants.

(i)          A Consultant shall not be eligible for the grant of an Option Award if, at the time of grant, either the offer or the sale of the Company’s securities to such Consultant is not exempt under Rule 701 of the Securities Act (“Rule 701”) because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.

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(ii)         A Consultant shall not be eligible for the grant of an Option Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Board determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

(iii)        Rule 701 and Form S-8 generally are available to consultants and advisors only if (i) they are natural persons; (ii) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer’s parent; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.

6.            Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate and set forth in the Option Agreement approved by the Board. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)          Procedure for Exercise. An Option shall be deemed exercised when the Company receives (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the shares with respect to which the Option is exercised, together with any applicable withholding taxes. Full payment may consist of any consideration and method of payment authorized by the Board and permitted by the Option Agreement and the Plan. The exercise price shall be denominated in the currency of the primary economic environment of, either the Company or the participant (that is the functional currency of the Company or the currency in which the Participant is paid) as determined by the Company.

(b)          Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted, or the date set forth in the Option Agreement, if earlier.

(c)          Exercise Price. The exercise price of each Option granted shall be not less than the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted or such other amount as may be required pursuant to the Code. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

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(d)          Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash and/ or check at the time the Option is exercised or; (ii) by such other method as the Board may permit in accordance with applicable law, in its sole discretion, including without limitation: (A) in other property having a fair market value (as determined by the Board in its discretion) on the date of exercise equal to the Exercise Price or (B) if there is a public market for the Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by a “net exercise” method whereby the Company withholds from the delivery of the Common Stock for which the Option was exercised that number of shares of Common Stock having a Closing Price equal to the aggregate Exercise Price for the Common Stock for which the Option was exercised. Any fractional shares of Common Stock shall be settled in cash. The Board shall have the authority to postpone the date of payment on such terms as it may determine.

(e)          Transferability. An Option shall not be transferable except by will or by the laws of descent and distribution unless otherwise provided in the Option Agreement, and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

(f)          Vesting Generally. The total number of shares of Common Stock subject to an Option shall vest, and therefore become exercisable as provided in the Option grant or Option Agreement.

(g)          Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability) or if the Optionholder is employed by a Subsidiary and such Subsidiary ceases to be a Subsidiary of the Company, and unless otherwise specified in the applicable Option Agreement, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination or the date a Subsidiary is no longer a Subsidiary of the Company), but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such shorter period specified in the Option Agreement or such different period as the Board may prescribe, which period shall not be less than thirty (30) days, unless such termination is for Cause), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(h)          Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(b) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

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(i)          Disability of Optionholder. Unless otherwise provided in its Option Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(j)          Death of Optionholder. Unless otherwise provided in its Option Agreement, in the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only within the period ending on the earlier of (1) the date twelve (12) months following the date of death (or such shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(k)          Termination of Continuous Service for Cause. Notwithstanding the provisions of this Section 6 , in the event of termination of Participant’s employment with the Company or any of its Affiliates, or if applicable, the termination of services given to the Company or any of its Affiliates by Consultants of the Company or any of its Affiliates, for Cause (as defined above), all outstanding Option Awards granted to such Participant (whether vested or not) will immediately expire and terminate on the date of such termination and the holder of Option Awards shall not have any right in connection to such outstanding Option Awards, unless otherwise determined by the Board. The shares of Common Stock covered by such Option Awards shall revert to the Plan.

(l)          Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Board determines would violate the Sarbanes-Oxley Act of 2002, if applicable, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange, inter-dealer quotation system or other recognized securities quotation system on which the securities of the Company are listed, quoted or traded.

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7.            Covenants of the Company.

(a)          Availability of Shares. During the terms of the Option Awards, the Company shall keep available at all times the number of authorized shares of Common Stock required to satisfy such Option Awards.

(b)          Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Option Awards and to issue and sell shares of Common Stock upon exercise of the Option Awards; provided, however, that this undertaking shall not require the Company to register under the Plan, any Option Award or any Common Stock issued or issuable pursuant to any such Option Award under the Securities Act. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Option Awards unless and until such authority is obtained.

8.            Use of Proceeds from Stock.

Proceeds from the sale of Common Stock pursuant to Option Awards shall constitute general funds of the Company.

9.            Miscellaneous.

(a)          Acceleration of Exercisability and Vesting. Subject to applicable law, the Board in its sole discretion shall have the power to accelerate the time at which a certain Option Award may first be exercised or the time during which a Option Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Option Award stating the time at which it may first be exercised or the time during which it will vest.

(b)          Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Option Award unless and until such Participant has satisfied all requirements for exercise of the Option Award pursuant to its terms.

(c)          No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Option Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Option Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

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(d)          Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Option Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Option Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Option Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(e)          Withholding Obligations. The Company or any Subsidiary or Affiliate may take such action as it may deem necessary or appropriate, in its discretion, for the purpose of, or in connection with, withholding of any taxes which the Company or any Subsidiary or Affiliate is required by any applicable law to withhold in connection with any Option Awards (collectively, “Withholding Obligations”). Such actions may include, without limitation, (i) requiring a Participant to remit to the Company in cash an amount sufficient to satisfy such Withholding Obligations; (ii) subject to applicable law, allowing the Participant to provide shares of Common Stock to the Company, in an amount that at such time, reflects a value that the Board determines to be sufficient to satisfy such Withholding Obligations; (iii) withholding shares of Common Stock otherwise issuable upon the exercise of an Option Award at a value which is determined by the Board to be sufficient to satisfy such Withholding Obligations; or (iv) any combination of the foregoing. The Company shall not be obligated to allow the exercise of any Option Award by or on behalf of a Participant until all tax consequences arising from the exercise of such Option Award are resolved in a manner acceptable to the Company.

10.         Adjustment upon Changes in Stock.

(a)          Capitalization Adjustments. If any change is made in the Common Stock generally or the Common Stock subject to the Plan, or the Common Stock subject to any Option Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 4(d), and the outstanding Option Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Option Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (For this purpose, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

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(b)          Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then the Company shall immediately notify Participants who hold outstanding Option Awards of such dissolution or liquidation, and such Participant shall have thirty (30) days to exercise any outstanding vested options held by him at that time. Upon the expiration of such thirty days period, all remaining outstanding options shall terminate immediately.

(c)          Change in Control. In the event of a Change in Control, then, without the consent or action required of any holder of an Option Award (in such holder’s capacity as such):

(i)          Any surviving corporation or acquiring corporation or any parent or affiliate thereof, as determined by the Board in its discretion, shall assume or continue any Option Awards outstanding under the Plan in all or in part or shall substitute to similar stock awards in all or in part; or

(ii)         In the event any surviving corporation or acquiring corporation does not assume or continue any Option Awards or substitute to similar stock awards, for those outstanding under the Plan, then: (a) all unvested Option Awards shall expire and (b) vested options shall terminate if not exercised at or prior to such Change in Control; or

(iii)        The Board may, in its sole discretion, accelerate the vesting, partially or in full, in the sole discretion of the Board and on a case-by-case basis of one or more Option Awards as the Board may determine to be appropriate prior to such events.

(d)          Notwithstanding the above, in the event all or substantially all of the shares of the Company are to be exchanged for securities of another Company and such exchange is a Change in Control, then each holder of an Option Award shall be obliged to sell or exchange, as the case may be, any shares such holder holds under the Plan, in accordance with the instructions issued by the Board, whose determination shall be final.

(e)          Each holder of an Option Award acknowledges that the rights of such holder to sell the Company’s shares may be subject to certain limitations (including a lock-up period), as may be requested by the Company or its underwriters, and the holder of such Option Award unconditionally agrees and accepts any such limitations.

(f)          Notwithstanding the above, the Board may, in its sole discretion, decide other terms regarding the treatment of the outstanding Option Awards in the event of a Change in Control.

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11.         Shares subject to right of first refusal.

(a)          Notwithstanding anything to the contrary in the Certificate of Incorporation and the By-Laws of the Company, none of the Optionholders shall have a right of first refusal or preemptive right in relation with any sale of shares in the Company.

(b)          Sale of shares of Common Stock by the Participant shall be subject to any right of first refusal of other shareholders as set forth in the Certificate of Incorporation and/or the By-Laws of the Company.

12.         Amendment of the Plan and Option Awards.

(a)          Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any applicable laws, rules and regulations.

(b)          Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c)          No Impairment of Rights. Rights under any Option Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(d)          Amendment of Option Awards. The Board at any time, and from time to time, may amend the terms of any one or more Option Awards; provided, however, that the rights under any Option Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing (such consent to not be unreasonably withheld or delayed).

13.         Termination or Suspension of the Plan.

(a)          Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is first adopted by the Board. No Option Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)          No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Option Award granted while the Plan is in effect except with the written consent of the Participant.

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14.         Tax Consequences

(a)          Any tax consequences arising from the grant or exercise of any Option, from the payment for Common Stock covered thereby or from any other event or act (of the Company and/or its Affiliates, or the Participant), hereunder, shall be borne solely by the Participant. The Company and/or its Affiliates shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant shall agree to indemnify the Company and/or its Affiliates and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant.

(b)          The Company shall not be required to release any share certificate to a Participant until all required payments have been fully made.

15.         Effective Date of Plan.

The Plan shall take effect upon its adoption by the Board (the “Effective Date”).

16.         Choice of Law.

(i)          Choice of Law. This Plan, all Option Awards and all documents evidencing awards and all other related documents will be governed by, and construed in accordance with, the laws of the State of Nevada, provided that the tax treatment and the tax rules and regulations applying to a grant in any specific jurisdiction shall be the local tax laws of such jurisdiction in addition to the Federal income tax laws of the United States.

(ii)         Severability. If it is determined that any provision of this Plan or an Option Agreement is invalid and unenforceable, the remaining provisions of this Plan and/or the Option Agreement, as applicable, will continue in effect.

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